Exhibit 99.1

Contact:

Jack Brennan, CFO, (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces First Quarter Results

•	Revenues up 13% sequentially, driven by Hackett and Business Transformation sequential revenue growth of 38% and 29%, respectively.

•	Accenture alliance expands to new service lines and geographies.

•	Answerthink announces acquisition of SAP centric dual-shore company.

Miami, FL – April 27, 2004 – Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the first quarter of 2004, which ended April 2, 2004. Revenues exceeded previously provided guidance and earnings per share were within previously provided guidance.

First quarter revenue was $35.1 million, up 13% from the fourth quarter of 2003 and down 5% from the first quarter of 2003. Diluted earnings per share were $0.02, up from a $0.02 loss in the first quarter of 2003.

Pro forma diluted earnings per share were $0.03, up from a $0.01 loss in the first quarter of 2003. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. The Company’s cash balances, including restricted cash and marketable investments, were $67.9 million at the end of the first quarter of 2004.

Answerthink also announced today that it has signed a definitive agreement to purchase EZCommerce Global Solutions, Inc.’s U.S. and India based operations, a company with approximately 100 professionals specializing in the dual-shore implementation of primarily SAP and to a lesser extent Oracle software. The acquisition will further strengthen Answerthink’s ability to provide dual-shore software implementation and post implementation solutions to its clients. The acquisition is expected to close in the first half of May.

“Our strong sequential growth in several of our service lines speaks to the strength of our people and strategic focus,” said Answerthink’s Chairman and CEO, Ted A. Fernandez. “Our progress continues to be driven by our key strategic underpinnings — rapid Hackett growth and the lead flow and differentiation it brings to our proprietary best practices implementation approach. We are also pleased to see our strategic alliance with Accenture grow, with joint implementation wins and the expansion of the alliance to encompass additional service lines and new geographies. These developments, along with an improved economic environment, provide momentum for growth for the balance of the year.”

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Based on the current economic outlook, the Company estimates total revenues in the second quarter of 2004 to be in the range of $36.0 million to $38.0 million. The Company also estimates diluted earnings per share to be in the range of $0.03 to $0.06 and pro forma diluted earnings per share to be in the range of $0.03 to $0.05. Guidance excludes any impact from the EZCommerce Global Solutions acquisition.

Other Highlights

Accenture Relationship Expansion - Accenture, Answerthink, and its wholly owned subsidiary, The Hackett Group, have agreed to broaden their existing strategic alliance to jointly market other services. The relationship, which was originally in finance and performance management, has now been expanded to encompass information technology and procurement. The two companies have also agreed to extend their relationship geographically, beyond its original North American focus, to include the United Kingdom, Germany and Austria.

Executive Advisory Program Launch – In early April, The Hackett Group launched four new Executive Advisory Programs designed specifically to address the needs of C-level executives and their direct reports in finance, information technology, human resources, and procurement. The new programs enable executives to continuously track their organization’s performance compared to the world’s leading companies, and improve effectiveness and cut costs by implementing solutions based on Hackett’s comprehensive empirical best practices research.

Payroll Research – The Hackett Group announced research from its Payroll Business Advisory Service showing that companies with world-class payroll operations can cut payroll costs by up to 70 percent. The research showed that companies can save millions of dollars in payroll costs each year by adhering to some basic best practices, including streamlining the flow of payroll data, increasing control, and creating end-to-end owners for payroll processes.

HyperRoll Alliance – Answerthink announced it had entered into a strategic alliance with HyperRoll, a leading provider of data aggregation software for business intelligence applications. Under terms of the agreement, Answerthink will resell HyperRoll’s software and utilize it to improve the performance of clients’ business intelligence implementations.

Shareholder Rights Plan – Answerthink’s Board of Directors adopted a Shareholder Rights Plan in which a dividend of one preferred stock purchase right was declared for each share of Common Stock held of record as of the close of business on February 26, 2004. The Rights Plan will assist the Company’s Board of Directors dealing with any future actions taken by hostile entities that attempt to deprive the Company and its shareholders of the opportunity to obtain the most attractive price for their shares. The Rights Plan is similar to shareholder protection plans adopted by many other companies.

Representative Client Engagements

Government Retail Merchandising Operation - Answerthink and its alliance partner Accenture will assist this multi-billion dollar retail operation with a complete redesign of its merchandising processes and deployment of an integrated software infrastructure utilizing the Retek solution suite. Answerthink’s Retail Practice will work with Accenture’s Federal Systems Division to help the organization improve overall operational efficiency. The client organization has done multiple Hackett benchmarks in the past few years, including finance and IT, and the choice of Answerthink/Accenture was driven in part by the team’s ability to utilize Answerthink’s Best Practices Implementation (BPI) approach and tools to embed proven Hackett Best Practices in retail as part of the Retek implementation.

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Natural Gas Company – Answerthink will assist this company with application requirements definition, process flow documentation, detail design documentation, application configuration design, scenario development and testing for their Oracle 11.59 implementation. The company has done multiple Hackett benchmarks over the past few years, including finance, HR, and IT, and this work will build on the results of that benchmarking effort. The work will also make extensive use of Answerthink’s BPI knowledge repository and Oracle application configuration toolset. In addition, the project includes the further design and construction of a financial data warehouse and the ongoing implementation of the Hyperion planning tool.

Trading & Investment Conglomerate – The Hackett Group will provide a comprehensive SG&A benchmark designed to identify strategies for improvement in the company’s finance, IT, HR, procurement, and sales & marketing organizations utilizing Hackett’s World-Class metrics. The company is seeking to significantly cut SG&A costs as it develops business cases for offshoring and outsourcing opportunities.

Investor Call Information

Answerthink will host a conference call for investors today at 5:00 P.M. ET to further discuss the earnings results for the first quarter and future outlook. The number for the conference call is (877) 939-1569, (Passcode: First Quarter, Leader: Ted A. Fernandez). For International callers, please dial (773) 756-4618.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, April 27, 2004 and will run through 5:00 P.M. ET on Tuesday, May 4, 2004. To access the rebroadcast, please dial (888) 562-2923. For International callers, please dial (402) 530-7612.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, April 27, 2004 and will run through 5:00 P.M. ET on Tuesday, May 4, 2004. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application maintenance and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe.

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About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at more than 2,400 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 94 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended
	April 2, 2004	April 4, 2003
	(unaudited)
Revenues:
Revenues before reimbursements	$31,558	$32,856
Reimbursements	3,531	3,929

Total revenues	35,089	36,785

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	17,955	21,562
Reimbursable expenses	3,531	3,929

Total project personnel and expenses	21,486	25,491

Selling, general and administrative expenses	11,981	12,540
Stock compensation expense	802	—

Total costs and operating expenses	34,269	38,031

Income (loss) from operations	820	(1,246)
Other income:
Interest income	190	224

Income (loss) before income taxes	1,010	(1,022)
Income taxes	43	—

Net income (loss)	$967	$(1,022)

Basic net income (loss) per common share	$0.02	$(0.02)
Weighted average common shares outstanding	44,825	46,296

Diluted net income (loss) per common share (1)	$0.02	$(0.02)
Weighted average common and common equivalent shares outstanding	49,438	46,296

Pro forma data: (2)
Income (loss) before income taxes	$1,010	$(1,022)
Stock compensation expense	802	—
Amortization of intangible assets	331	98

Pro forma income (loss) before income taxes	2,143	(924)
Pro forma income taxes	857	(370)

Pro forma net income (loss)	$1,286	$(554)

Pro forma basic net income (loss) per common share	$0.03	$(0.01)
Weighted average common shares outstanding	44,825	46,296

Pro forma diluted net income (loss) per common share	$0.03	$(0.01)
Weighted average common and common equivalent shares outstanding	49,438	46,296

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the quarter ended April 4, 2003, as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the quarter ended April 4, 2003 were 46,615.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets and non-cash compensation, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 2, 2004	January 2, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,934	$54,441
Accounts receivable and unbilled revenue, net	25,754	24,877
Prepaid expenses and other current assets	4,137	4,260

Total current assets	84,825	83,578

Marketable investments	10,000	10,000
Restricted cash	3,000	3,000
Property and equipment, net	8,511	8,714
Other assets	3,009	3,211
Goodwill, net	26,720	26,720

Total assets	$136,065	$135,223

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,618	$3,793
Accrued expenses and other liabilities	24,521	26,195

Total current liabilities	28,139	29,988

Shareholders’ equity	107,926	105,235

Total liabilities and shareholders’ equity	$136,065	$135,223

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2004	2003
	Q1	Q4	Q1
Revenue Breakdown by Group: (in thousands)

Business Applications	$14,819 *	$13,589	$20,055
Business Intelligence	8,360 *	8,612	8,851
Business Transformation	7,045	5,470	5,270
The Hackett Group	4,865	3,516	2,609

Total revenues	$35,089	$31,187	$36,785

Revenue Concentration: (% of total revenues)

Top customer	7%	7%	10%
Top 5 customers	24%	25%	38%
Top 10 customers	35%	37%	51%

Key Metrics and Other Financial Data:

Consultant utilization rate	75%	69%	68%
Gross billing rate per hour	$181	$175	$184
Net billing rate per hour	$163	$156	$164
Consultant headcount	493	483	540
Total headcount	639	618	678
Days sales outstanding (DSO)	67	73	57
Cash provided by (used in) operating activities (in thousands)	$241	$2,712	$(3,437)
Depreciation and amortization (in thousands)	$1,111	$1,295	$1,226

Share Repurchase Program:

Shares purchased since inception (in thousands)	3,550	3,550	1,859
Cost of shares repurchased since inception (in thousands)	$7,686	$7,686	$3,872
Average per share cost of shares purchased since inception	$2.16	$2.16	$2.08
Remaining authorization (in thousands)	$2,314	$2,314	$1,128

*	During the first quarter of 2004, certain resources were transferred from Business Intelligence to Business Applications. The revenue generated by these resources during the quarter in the amount of $1,344,000 is included in Business Applications.